Exhibit 99.1

James J. Woodcock
P.O. Box 4185
Midland, Texas

VIA ELECTRONIC MAIL

May 20, 2008
Mr. Ken Griffith, CEO
Aces Wired
12225 Greenville Avenue #861
Dallas, Texas 75243

Dear Ken:

Further to our earlier discussion, I must reluctantly submit my resignation as a director of Aces Wired (the "Company"), effective 10:00 A.M. today, central standard time.

It has been my pleasure to serve the Company and I wish you every success in your future endeavors.

Very truly yours,

James J. Woodcock